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                                                                  EXHIBIT 99.2

                                                         Contact: Brad Holiday
                                                                  Larry Dorman
                                                                  Krista Mallory
                                                                  760-931-1771

                    CALLAWAY GOLF SEES REVISED REVENUE GROWTH
                           OF 5% IN FIRST HALF OF 2001

        CARLSBAD, Calif./June 8, 2001/ Callaway Golf Company (NYSE:ELY) announced today that a variety of market conditions are likely to result in a smaller than previously expected gain in revenues for the first six months of 2001. The Company's revised guidance for the second quarter ending June 30, 2001, is for revenues of about $250 million, resulting in revenues of $511 million for the first six months of the year, or an increase of 5% over the first six months of 2000. This is down from previous company guidance of $290 to $300 million in revenues for the quarter. If this revenue target is achieved, the Company currently expects to report earnings per diluted share of $0.35 to $0.38 for the second quarter and of $0.82 to $0.85 per share for the first six months of 2001, up from $0.78 a year ago.

        "Our revenues in the second quarter are being affected by a variety of factors, most of which have been outside of our control," said Brad Holiday, Executive Vice President and Chief Financial Officer. "Our ability to take orders in late 2000 and ship new products early in 2001 shifted some sales from the second and later quarters into the first quarter. In addition, there are some factors that have been negatively affecting the entire industry. They include unusually bad weather late into the season in the United States and in Europe which has resulted in a decrease in rounds played, as well as significant economic concerns and uncertainty in all of our major markets, including the United States, which have affected retailer and consumer purchases. We are also seeing some heavy discounting and aggressive dating programs by major competitors on both current and close-out products, including both clubs and balls."

        "In addition, our revenue expectations have been seriously impacted in a negative way by actions taken by the USGA and others in the United States against the ERC(R) II Driver," Mr. Holiday continued. "The excellent early sales in the U.S. of our new ERC II Driver in late 2000 and early 2001 have slowed dramatically in the second quarter, and are now tracking well below previous levels. We think the USGA's actions, including its ban of the use of an ERC II or other non-conforming driver for handicap purposes and its erroneous position that such drivers are not of value to average golfers, have been the primary factors causing this drop in sales in the U.S. The USGA's handicapping ban has been adopted by most country clubs and golf associations in the U.S., and there are currently more than 1200 on-course pro shops that have refused to stock the ERC II Driver even for recreational use. Outside the U.S., where the USGA's actions have not had the same effect because the Royal & Ancient Golf Club of St. Andrews, Scotland, has not agreed with the USGA's ban, the product's excellent performance capabilities have resulted in strong acceptance by

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golfers, both amateur and professional, and our sales have exceeded our expectations."

        "We have been managing our expenses in light of this slower than expected growth in sales year over year," said Ron Drapeau, President and CEO. "Our inventories have been controlled to market conditions and reflect essentially all current line products. We believe that sell through on our core products at retail has been very good despite market conditions, and that our products at retailers -- clubs and balls -- are not overstocked. In fact, we think that inventories of our products at retail in the U.S. are, if anything, a little thin, providing an excellent opportunity to recapture sales momentum should market conditions improve later in the season. Some markets, such as Japan, remain very strong for us and our new products, although the economic environment in general around the world is soft. Moreover, we remain strongly committed to serving the interests of average golfers and the recreational golf market, which puts us at odds with the USGA. In our opinion, this commitment will ultimately benefit both us and the game of golf. Our balance sheet continues to be strong, with essentially no debt, and our cash position and cash flow remain healthy. In general, we plan to manage our business to achieve the best results this market will permit, while continuing to position our brand and our products as the best in the business for the future."

        While it is not possible at this time to forecast results for the rest of the year with certainty, the Company believes that the business factors listed above are likely to continue and there is no current expectation that the USGA's active and damaging opposition to the ERC II Driver will be dropped any time soon. Thus, business should continue to fall below previous expectations and revenues and earnings per share for the year as a whole may be flat compared with 2000.

        The Company expects to announce financial results for the quarter ending June 30, 2001 on July 25, 2001.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results or performance, including statements relating to the Company's future prospects, revenues and profitability, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to market acceptance of current and future products, including the Company's golf ball products and the Company's new golf club products (not all of which conform to USGA rules), adverse weather conditions, seasonality, adverse market and economic conditions, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products (including business interruptions or increased costs resulting from power outages or shortages), and any actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products (such as the USGA's announcement that scores in rounds played with clubs that do not conform to USGA rules such as the Company's ERC(R) II Forged
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Titanium Driver may not be posted for USGA handicap purposes). For additional information concerning these and other risks and uncertainties, see Part I, Item 2, of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as well as other risks and uncertainties detailed from time to time in the Company's periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* * * * *
Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including Big Bertha ERC(R) II Forged Titanium Drivers, Big Bertha Hawk Eye(R) VFT(TM) and Big Bertha Hawk Eye VFT Pro Series Titanium Drivers and Fairway Woods, Big Bertha Steelhead Plus(TM) Stainless Steel Drivers and Fairway Woods, Hawk Eye Tungsten Injected(TM) Titanium Irons, Steelhead(TM) X-14(R) and Steelhead X-14 Pro Series Stainless Steel Irons. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(TM), and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) "Rule 35"(R) Firmfeel(TM) and Softfeel(TM) golf balls, and the CB1(TM) Red and CB1 Blue golf balls. For more information about Callaway Golf Company, please visit our Web sites at www.callawaygolf.com and www.odysseygolf.com.

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